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                                                                     EXHIBIT 11

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PNC BANK CORP.
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE

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In thousands, except per share data                                 Three months ended             Six months ended
                                                                          June 30                       June 30
                                                                  -----------------------       -----------------------
                                                                    1994           1993           1994           1993
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
PRIMARY AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                 235,320       233,635       235,093        233,347
Weighted average common shares to be issued
 using average market price and assuming:
 Exercise of stock options                                            1,921         2,830         1,881          2,769
 Exercise of warrants                                                                  96                           98
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 Primary weighted average common shares outstanding                 237,241       236,561       236,974        236,241
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FULLY DILUTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares of common stock outstanding                 235,320       233,635       235,093        233,347
Weighted average common shares to be issued
 using average market price or period-end market
 price, whichever is higher, and assuming:
 Conversion of preferred stock Series A & B                             223           258           232            262
 Conversion of preferred stock Series C                                 684           760           694            773
 Conversion of preferred stock Series D                                 864           965           869            989
 Conversion of debentures                                                73            88            74             90
 Exercise of stock options                                            1,921         2,948         1,925          2,985
 Exercise of warrants                                                                  97                           99
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 Fully diluted weighted average                                     239,086       238,751       238,887        238,545
  common shares outstanding
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PRIMARY EARNINGS PER COMMON SHARE
Income before cumulative effect of changes in
 accounting principles                                             $187,845      $169,142      $393,534       $356,153
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343                                                                                  (19,393)
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Net income                                                          187,845       169,142       393,534        336,760
Less: Preferred dividends declared                                      410           459           829            971
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Net income applicable to primary earnings
 per common share                                                  $187,435      $168,683      $392,705       $335,789
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Primary before cumulative effect of
 changes in accounting principles                                      $.79          $.71         $1.66          $1.50
Cumulative effect of changes in
 accounting principles                                                                                            (.08)
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Primary earnings per common share                                      $.79          $.71         $1.66          $1.42
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FULLY DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of changes
 in accounting principles                                          $187,845      $169,142      $393,534       $356,153
Cumulative effect of changes in
 accounting principles,
 net of tax benefit of $5,343                                                                                  (19,393)
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Net income                                                          187,845       168,142       393,534        336,760
Add:  Interest expense on convertible
       debentures (net of tax)                                           13            15            25             31
Less: Dividends declared on non-convertible
       preferred stock                                                                                              34
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Net income applicable to fully diluted
 earnings per common share                                         $187,858      $169,157      $393,559       $336,757
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Fully diluted before cumulative effect
 of changes in accounting principles                                   $.79          $.71         $1.65          $1.49
Cumulative effect of changes in
 accounting principles                                                                                            (.08)
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Fully diluted earnings per common share                                $.79          $.71         $1.65          $1.41
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